Security Equity Fund
File No. 811-1136
CIK No. 0000088525

EX-99.77C

A special meeting of the fund's shareholders was held on September 30, 2003. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents a single share held on the record date for the meeting.

Issues:

  To approve or disapprove a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of SBL Fund, Series I ("International Series") by SBL Fund, Series D ("Global Series") solely in exchange for shares of the Global Series, followed by the complete liquidation of the International Series.

Fund	Votes		Total Number of Shares Voted
	For	Against/ Abstentions
SBL Fund, Series I	2,477,779	99,515	2,577,294

Issues:

  To approve or disapprove a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of SBL Fund, Series T ("Technology Series") by SBL Fund, Series J ("Mid Cap Growth Series") solely in exchange for shares of the Mid Cap Growth Series, followed by the complete liquidation of the Technology Series.

Fund	Votes		Total Number of Shares Voted
	For	Against/ Abstentions
SBL Fund, Series T	6,254,436	576,495	6,830,931

Issues:

  To approve or disapprove a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Security Equity Fund, International Series ("International Fund") by Security Equity Fund, Global Series ("Global Fund") solely in exchange for shares of the Global Fund, followed by the complete liquidation of the International Fund.

Fund	Votes		Total Number of Shares Voted
	For	Against/ Abstentions
Security Equity Fund, International Series	889,209	15,742	904,951

Issues:

  To approve or disapprove a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Security Equity Fund, Technology Series ("Technology Fund") by Security Mid Cap Growth Fund, solely in exchange for shares of the Security Mid Cap Growth Fund, followed by the complete liquidation of the Technology Fund.

Fund	Votes		Total Number of Shares Voted
	For	Against/ Abstentions
Security Equity Fund, Technology Series	1,627,616	44,010	1,671,626